AFFILIATED UNDERWRITING CHECKLIST FOR 40-Act FUNDS:
     (This checklist can be found in Excel at l:\cheklist\funds.xls)

   This Checklist must be completed in order to ensure compliance with the 40-Act requirements applicable to participations in affiliated underwritings for 40-Act funds. Please complete this Checklist immediately after participating in an affiliated underwriting on behalf of each 40-Act Fund and forward it to Lauren Teetsel in the New York Compliance Department for review, record-keeping and reporting purposes. The Compliance Department in New York must receive this Checklist from all MSDWIM offices that engage in affiliated underwriting transactions for the 40-Act Funds they manage.

   Note: A red herring prospectus must be included with the Checklist and a final prospectus must be forwarded to the New York Compliance Department for regulatory record retention purposes.


   Issuer:           Peabody Energy Corp./BTU
   Fund(s)           List below     (please use GIM2 acronyms or
                                     proper fund names)
   Offering Date:                    May 21, 2001
   No. of Securities Offered:        15,000,000
   (# of shares or # of bonds)

   Affiliated Broker:                Morgan Stanley & Co
   Price Per Unit:                   $28.00

   The securities to be purchased are:  Check One

   [ X ]  Registered under the Securities Act of 1933
   [   ]  Eligible Rule 144A securities

   [   ]  Municipal Securities
   [   ]  Offered in an  Eligible Foreign Offering

                                                                                         YES                  NO

 1 Are the securities  being offered pursuant to a  firm commitment                      X
    underwriting?
                                                                                         YES                  NO
 2 Will transaction be executed away from Morgan Stanley Dean Witter and  not            X
   allocated to Morgan Stanley Dean Witter if it is a "pot trade"?
                                                                                         YES                  NO
 3 Has the executing dealer represented that Morgan Stanley Dean Witter will not          X
   receive compensation in connection with the transaction?
                                                                                         YES                  NO
 4 Will the securities be purchased at not more than the public
   offering price and no later than the close of the first full business day              X
   on which any sales are made?
                                                                                         YES                  NO
 5 Is the commission or spread to be received by the underwriters
   reasonable and fair compared to that received in comparable                            X
   transactions?
                                                                                         YES                  NO             N/A
 6 If not a municipal issuer, has the issuer ( including predecessors)  been in          X
   continuous operation for at least three years?
                                                                                         YES                  NO             N/A
 7 If a municipal issuer, (1) does the issue have an investment grade
   rating from at least one Nationally Recognized Statistical Rating                     X
   Organization, or (2) if the issuer has less than three (3) years of continuous operations, does the issue have one of the three highest ratings from one such rating organization?
                                                                                         YES                  NO             N/A
 8 If the transaction is intended for a third-party 40-Act Fund, has it
   adopted affiliated underwriting procedures that permit it to engage in                X
   this transaction?
                                                                                         YES                  NO
 9 Is the total principal amount of securities purchased by MSDWIM/MAS  for all          X
   40-Act Funds no more than 10% of the total offering?

   ** Do not include offshore funds (i.e. SICAVs) in this calculation.**

   SHOW CALCULATION HERE:

   Total Units Offered:                                        15,000,000
   Price per Unit:                                                  28.00
   10% of Total Offering:                                   42,000,000.00


   40-Act Fund       Units    Offer     Total       % of Total       Selling
                     To Buy   Price     Value       Offer Purchased  Broker
                                                    By Each Fund
   *SEE LEGEND

   00071281          6,700     28.00     $187,600     0.045%         WARR
   00071928          3,400     28.00      $95,200     0.023%         AGED
   00081087         37,000     28.00   $1,036,000     0.247%        Lehman Bros.
   255                 200     28.00       $5,600     0.001%         BEST
   391486           33,600     28.00     $940,800     0.224%         BEST
   391548            3,300     28.00      $92,400     0.022%        Lehman Bros.
   391822            4,600     28.00     $128,800     0.031%        Lehman Bros.
   391829           27,300     28.00     $764,400     0.182%        Lehman Bros.
   4757                  0     31.00           $0     0.000%
   52297             3,000     28.00      $84,000     0.020%        Lehman Bros.
   8716                300     28.00       $8,400     0.002%        Lehman Bros.
   89902549          3,600     28.00     $100,800     0.024%        Lehman Bros.
   89902551         13,900     28.00     $389,200     0.093%         WARR
   ALLSTAR           3,800     28.00     $106,400     0.025%        Lehman Bros.
   ESTF0004          6,100     28.00     $170,800     0.041%        Lehman Bros.
   JL50                800     28.00      $22,400     0.005%         BEST
   JU3I              1,500     28.00      $42,000     0.010%        Lehman Bros.
   MTEC              2,500     28.00      $70,000     0.017%        Lehman Bros.
   NEXTGEN           1,300     28.00      $36,400     0.009%        Lehman Bros.
   PRINAGGR         10,900     28.00     $305,200     0.073%      Merrill Lynch,
                                                                   AG. Edwards
   PRINCON             600     28.00      $16,800     0.004%       A.G. Edwards
   PRINLCG             100     28.00       $2,800     0.001%      Warburg Dillon
                                                                   Read
   PRINLCV             600     28.00      $16,800     0.004%       Lehman Bros.
   PRINPART          2,200     28.00      $61,600     0.015%       A.G. Edwards
   UFEG              4,600     28.00     $128,800     0.031%         WARR
   UFTECH            1,500     28.00      $42,000     0.010%         WARR
   Total Shares    173,400
   Total Purchased by all 40-Act Funds                        $4,855,200
   Total % of Deal Purchased by all Funds                           1.16%

                                                                                         YES                     NO
10 Has a copy of this completed checklist been forwarded to Lauren Teetsel                X
   in MSDWIM Compliance?


   \s\ Phil Friedman
   Portfolio Manager's or designee's Signature

   **************************************
   MSDWIM Compliance*:                                                                   YES                     NO

11 Has a copy of this Checklist been forwarded to Chase Global Fund
   Services (fax# 617-557-8610) for MSDWIM-sponsored 40-Act Funds and  to the                                    X
   appropriate outside administrators for third-party Funds?

   * Compliance personnel at the MSDWIM office executing these trades is responsible for ensuring that the appropriate outside administrator receives a copy of the Checklist (Chase for proprietary funds)


   *LEGEND

   GIMS ACRONYM      ACCOUNT NAME

   00071281          MSDWIF - SMALL COMPANY GROWTH PORTFOLIO
   00071928          MSDWIF - VALUE EQUITY PORTFOLIO
   00081087          MSDWIF - EQUITY GROWTH PORTFOLIO
   255               LSA VARIABLE SERIES TRUST - FOCUSED EQUITY FUND
   *391486           MSDW GROWTH FUND
   *391548           MSDW SELECT DIMENSIONS GROWTH PORTFOLIO
   *391822           MSDW TAX MANAGED GROWTH FUND
   *391829           MSDW TECHNOLOGY FUND
   52297             VAN KAMPEN SERIES FUND INC. - EQUITY GROWTH FUND
   4757              PHOENIX FUND
   8716              CIGNA CHARTER LARGE COMPANY STOCK GROWTH FUND
   89902549          MSDWIF -  FOCUS EQUITY PORTFOLIO
   89902551          VAN KAMPEN SERIES FUND INC. -  FOCUS EQUITY FUND
   *ALLSTAR          ALL STAR GROWTH FUND
   ESTF0004          ENDEAVOR ASSET ALLOCATION PORTFOLIO
   JL50              VAN KAMPEN TAX MANAGED EQUITY GROWTH FUND
   JU3I              SUNAMERICA SERIES TRUST - TECHNOLOGY PORTFOLIO
   MTEC              MSDWIF - TECHNOLOGY PORTFOLIO
   *NEXTGEN          NEXT GENERATION FUND
   PRINAGGR          PRINCIPAL AGGRESSIVE GROWTH FUND
   PRINCON           PRINCIPAL ASSET ALLOCATION FUND - CONCENTRATED
   PRINLCG           PRINCIPAL PARTNERS LARGE CAP GROWTH FUND I
   PRINLCV           PRINCIPAL ASSET ALLOCATION FUND - LARGE CAP VALUE
   PRINSCG           PRINCIPAL ASSET ALLOCATION FUND - SMALL CAP GROWTH
   PRINPART          PRINCIPAL PARTNERS AGGRESSIVE GROWTH FUND
   UFEG              UNIVERSAL INSTITUTIONAL FUNDS INC.- EQUITY GROWTH PORTFOLIO
   UFTECH            UNIVERSAL INSTITUTIONAL FUNDS INC. - TECHNOLOGY PORTFOLIO

   * Dean Witter Adviser's Funds